Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
October 7, 2005		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Announces Insurance Agency Acquisition
Key Addition to Progressive Financial Services Platform
CHANTILLY, VA — (NASDAQ: ABVA) Alliance Bankshares Corporation announced today the execution of a definitive agreement for its subsidiary, Alliance Bank Corporation, to acquire the Danaher Insurance Agency of Annandale, Virginia in an all cash transaction. Danaher Insurance has been in operation for 42-years and provides insurance and a full array of financial services to a broad range of small and middle market businesses, professionals and consumers.
“We are extremely excited about the combination of our two companies and the potential to expand Alliance Bank’s already broad range of financial services available to our customers,” said Thomas A. Young, Jr., President and CEO of Alliance Bankshares. “Originally established by Thomas P. Danaher Sr. and now owned and managed by his son Tom, the Danaher Insurance Agency represents the perfect match for us. Our customer bases are very complementary and we share a dedication to customer service, responsiveness and integrity. Tom and his dedicated and talented staff have built their reputation around these core values and we believe that as part of Alliance Bank, they can continue to be a force in the market and rapidly expand their customer base.”
The transaction is expected to close during the 4th quarter 2005. Danaher Insurance will become a subsidiary of Alliance Bank and will transition to Alliance Insurance Corporation and carry all its present lines and markets. Thomas P. Danaher, current President of the agency, will become President of Alliance Insurance Corporation and will be responsible for all insurance activities for Alliance Insurance Corporation and Alliance Bank. The agency will continue to operate from its current office in Annandale, Virginia.
Thomas P. Danaher said, “Aligning ourselves with Alliance Bank, a profitable and rapidly growing community bank provides us with a strong platform to expand our business. Our group life and health, employee benefits, business lines and personal lines fit perfectly with the customer base in the Bank. Equally important, we share a common commitment to doing what is in the best interests of our clients.”
“This is the natural next step in our evolution to a full service financial institution,” stated Harvey E. Johnson Jr., chairman of Alliance Bankshares. “We are delighted to add the Danaher team to our organization.”

The acquisition and the operating results for Danaher Insurance will have a minimal positive impact on Alliance Bankshares’ 2005 results, but are expected to contribute to earnings in 2006 and beyond.
Alliance Bankshares Corporation is a locally managed community banking organization based in Northern Virginia. The independent status of the organization allows the Bank’s management to create, implement and maintain banking services with a level of flexibility, creativity and discretion that is not possible with larger institutions.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability and financial and other goals. These statements are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the Company’s most recent report on Form 10-KSB and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###